AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Earnings (Loss) Per Share 10Q

                                                                                                            Three           Three
      Month of                           Months O/S        Weighted       Year             Year             Months         Months
    Issuance For           Number of     Each Given        Average       Ended            Ended             Ended           Ended
    F/S Purposes            Shares          Year            Shares     31-Dec-97        31-Dec-98         31-Mar-98       31-Mar-99
    ------------            ------          ----            ------     ---------        ---------         ---------       ---------
January '90                  582,500                                    582,500           582,500           582,500        582,500

August '91                   230,000                                    230,000           230,000           230,000        230,000

June '92                     287,098                                    287,098           287,098           287,098        287,098

Series A Preferred:
June '92                     259,375                                    (a)               (a)               (a)            (a)
July '92                      59,375
Sept '92                       3,125
                           ---------
                             321,875
                           ---------

July '93                       7,358
November '93                   1,359
                           ---------
                               8,717                                      8,717             8,717             8,717          8,717
                           ---------

July '94                       3,750                              -       3,750             3,750             3,750          3,750

April '95                   (111,330)
May '95                     (196,618)
September '95                402,490
November '95               1,374,728
                           ---------
                           1,469,270                                  1,469,270         1,469,270         1,469,270      1,469,270
                           ---------

March '96                    (77,901)
May & June '96               321,875
May & June '96               129,099
June '96                         500
July '96 (c)                  46,875
                           ---------
                             420,448                                    420,448           420,448           420,448        420,448
                           ---------

June '97 (f)                 371,756
July, August & Sept '97      661,901
Oct, Nov & Dec '97           402,153
                           ---------
                           1,435,810                                    499,850         1,435,810         1,435,810      1,435,810
                           ---------

Jan, Feb & March '98         285,832             1.5                                           --           142,916        285,832
April, May & June '98        353,236                                                           --                --     353,236.00
July, Aug & Sept           4,319,243                                                           --                --   4,319,243.00
Oct., Nov. & Dec '98         464,329                                                    2,148,905                       464,329.00
Jan, Beb & March '99         305,570             1.5                                                                    152,785.00



June '96                       9,375
Treasury Shares                  (96)
                           ---------
                               9,279                                      9,279             9,375             9,375          9,375
                           ---------

CheapWarrants (b):
January and February '96
and August '95               120,000
Treasury Shares               (1,225)
                           ---------
                             118,775                                    108,775           100,000           100,000        100,000
                           ---------

June, July and ( e )
September '92 warrants        35,337
Treasury Shares              (23,348)
                           ---------
                              11,989                                     11,989            35,337            35,337         35,337
                           ---------

Cheap Options (d)
May '96                      318,873
Treasury Shares              (81,345)
                           ---------
                             237,528                                    118,764                --                --             --
                           ---------


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

AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Earnings (Loss) Per Share 10Q (continued)

                                                                                                           Three           Three
                                                                         Year             Year             Months         Months
                                                                        Ended            Ended             Ended           Ended
                                                                       12/31/97        12/31/98           3/31/98         3/31/99
                                                                    --------------------------------------------------------------
Weighted Average Shares                                               3,750,440         6,731,210         4,725,221     10,157,730
                                                                    ==============================================================

Net Income (Loss) Attributable to Common Stockholders                (4,266,125)       (5,838,130)       (1,400,305)    (1,639,911)
Net Income (Loss) Per Share                                         $     (1.14)      $     (0.87)          $ (0.30)   $     (0.16)

(a) - Not included because it would be anti-dilutive
(b) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96 Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250 = 31,250 total bridge placement warrants)
(c) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(d) - 252,500 options issued to Officers and an employee in September not considered cheap options since issued subsequent to IPO and not included because it would be anti-dilutive
(e) - represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO
(f) - includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO


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